Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Stamford, CT 06902
tel: 203 622-3131
fax: 203 622-6080
ur.com

United Rentals to Present at RBC Capital Markets’ Global Industrials Conference

on September 10, 2013

STAMFORD, Conn. – August 28, 2013 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the 2013 RBC Capital Markets’ Global Industrials Conference on Tuesday, September 10, 2013. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 4:20 p.m. (EDT), will be available via the following link: http://www.veracast.com/webcasts/rbc/industrials2013/61109159836.cfm.

The presentation may also be accessed on www.ur.com, where it will be archived for 90 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 824 rental locations in 49 states and 10 Canadian provinces. The company’s approximately 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 3,200 classes of equipment with a total original cost of $7.70 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com